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                                                                   Exhibit 10.15

                          EIGHTH AMENDATORY AGREEMENT


                 EIGHTH AMENDATORY AGREEMENT ("Amendment No. 8"), dated as of September 13, 1995, among EVI-HIGHLAND PUMP COMPANY, a Delaware corporation ("Highland"), GRANT PRIDECO, INC., a Delaware corporation formerly known as Grant TFW Inc. ("Grant"), MALLARD BAY DRILLING, INC., a Louisiana corporation ("Mallard") (Highland, Grant and Mallard being hereinafter sometimes collectively referred to as the "Borrowers"), ENERGY VENTURES, INC., a Delaware corporation (the "Guarantor"), and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation (the "Lender"), to the Amended and Restated Loan and Security Agreement referred to below.

                 WHEREAS, the Borrowers, the Guarantor and the Lender are parties to an Amended and Restated Loan and Security Agreement dated October 13, 1992 (the "Original Loan Agreement"); and

                 WHEREAS the Borrowers, the Guarantor and the Lender have amended the Original Loan Agreement pursuant to (i) a Letter Agreement dated March 12, 1993 (the "Letter Agreement Amendment"), (ii) a First Amendatory Agreement dated as of May 5, 1993 ("Amendment No. 1"), (iii) a Second Amendatory Agreement dated as of August 12, 1993 ("Amendment No. 2"), (iv) a Third Amendatory Agreement dated as of October 12, 1993 ("Amendment No. 3"),
(v) a Fourth Amendatory Agreement dated as of February 21, 1994 ("Amendment No. 4"), (vi) a Fifth Amendatory Agreement dated as of March 22, 1994 ("Amendment No. 5"), (vii) a Sixth Amendatory Agreement dated as of June 30, 1994 ("Amendment No. 6"), and a Seventh Amendatory Agreement dated as of May 18, 1995 ("Amendment No. 7"; the Original Loan Agreement as amended by the Letter Agreement Amendment and Amendments No. 1, No. 2, No. 3, No. 4, No. 5 , No. 6 and No. 7 being hereinafter referred to as the "Loan Agreement"); and

                 WHEREAS, rather than preparing a new loan agreement, the Borrowers, the Guarantor and the Lender now desire to further amend and modify the Loan Agreement;

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                 1. Capitalized terms used but not defined in this Amendment No. 8 shall have the meanings given to those terms in the Loan Agreement.

                 2. Subject to the satisfaction of the conditions set forth in Paragraph 9 of this Amendment No. 8, the following definitions shall be added to Article 1 of the Loan Agreement in appropriate alphabetical order:

                          "Eighth Amendment Date" shall mean September 13,
1995.
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                          "Exchange Notes" shall mean the 10 1/4% Exchange
                 Notes due 2004, issued or to be issued by the Guarantor pursuant to the Indenture, in the aggregate original principal amount, together with the aggregate principal amount of the Senior Notes, of $120,000,000.

                          "Indenture" shall mean the Indenture dated as of
                 March 15, 1994, among the Guarantor, as issuer, certain Subsidiaries of the Guarantor, as guarantors, and Chemical Bank, as trustee, pursuant to which the Senior Notes and the Exchange Notes have been or will be issued.

                          "Prideco" shall mean Prideco, Inc., a Texas
                 corporation which is a wholly-owned subsidiary of the Guarantor and the parent of Grant.

                          "Prideco Guaranty" shall mean the Prideco Guaranty,
                 dated June 30, 1995, executed by Prideco in favor of the Lender.

                          "Senior Notes" shall mean the 10 1/4% Senior Notes
                 due 2004, issued or to be issued by the Guarantor pursuant to the Indenture, in the aggregate original principal amount, together with the aggregate principal amount of the Exchange Notes, of $120,000,000.

                 3. Subject to the satisfaction of the conditions set forth in Paragraph 9 of this Amendment No. 8, the definition of the term "Maximum Amount of the Facility" set forth in Article 1 of the Loan Agreement is amended in its entirety to read as follows:

                          "Maximum Amount of the Facility" shall mean

                          (a) as of any date on and after the Original Closing
                 Date to but excluding the Second Amendment Date, Thirty-Four Million Dollars ($34,000,000),

                          (b) as of any date on and after the Second Amendment
                 Date to but excluding the Eighth Amendment Date, Fifty Million Dollars ($50,000,000), and

                          (c) as of any date on and after the Eighth Amendment
Date, Sixty Million Dollars ($60,000,000).

                 4. Subject to the satisfaction of the conditions set forth in Paragraph 9 of this Amendment No. 8, the reference to "Twelve Million Dollars ($12,000,000)" set forth in clause (ii) of the first proviso of Subsection (a) of Section 2.01 of the Loan Agreement is hereby amended to read "Nineteen Million Dollars ($19,000,000)".

                 5. Subject to the satisfaction of the conditions set forth in Paragraph 9 of this Amendment No. 8, Section 2.06 of the Loan Agreement is hereby deleted in its entirety.





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                 6.       Subject to the satisfaction of the conditions set
forth in Paragraph 9 of this Amendment No. 8, Article 4 of the Loan Agreement is hereby amended to read in its entirety as follows:

                          4. Early Termination. The Borrowers shall have the right to terminate this Agreement, effective as of any date prior to the regularly scheduled termination date that is then in effect pursuant to the first sentence of Article 20 of this Agreement, on sixty (60) days' prior written notice to the Lender, provided, that on the date of such early termination (A) all Obligations, including all interest and fees payable on the date of such termination, shall be paid in full and (B) any notice of termination pursuant to this
                 Article 4 is accompanied by an early termination premium in an amount equal to one percent (1%) of the Maximum Amount of the Facility; provided, however, that no such early termination premium shall be due if the full amount of the funds for such prepayment are provided by an Affiliate of the Lender.

                 7. Subject to the satisfaction of the conditions set forth in Paragraph 9 of this Amendment No. 8, the first sentence of Article 20 of the Loan Agreement is hereby amended in its entirety to read as follows:

                 The term of this Agreement shall be for a period of four (4) years commencing on the Second Amendment Date, unless sooner terminated according to its terms, and it shall thereafter continue from year to year unless terminated by either the Borrowers or the Lender by giving the other party sixty (60) days' prior written notice before the commencement of the next contract year.

                 8. The Borrowers and the Guarantor hereby represent and warrant to the Lender that (a) the execution, delivery and performance of this Amendment No. 8 and the other documents and instruments to be executed and delivered in connection herewith by the Borrowers, the Guarantor and Prideco are within their respective corporate powers and have been (or, prior to the execution and delivery thereof, will have been) duly authorized by all necessary corporate action; (b) no consent of the holders of any of the Notes, the Senior Notes or the Exchange Notes is required in connection with the execution, delivery and performance of this Amendment No. 8, the other documents and instruments to be executed and delivered in connection herewith by the Borrowers, the Guarantor and Prideco, and the Loan Agreement as amended hereby; (c) no consent, approval, authorization of, or declaration or filing with, any governmental or public authority, and no consent of any other Person, is required in connection with the execution, delivery and performance of this Amendment No. 8, the other documents and instruments to be executed and delivered in connection herewith by the Borrowers, the Guarantor and Prideco, and the Loan Agreement as amended hereby, except for such consents, approvals, authorizations, declarations and filings the failure to obtain any of which would not materially and adversely affect the business, condition (financial or otherwise), results of operations or properties of the Guarantor and its Subsidiaries, taken as a whole, and those others already obtained; (d) this Amendment No. 8 has been duly executed by the Borrowers and the Guarantor; (e) this





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Amendment No. 8 and the Loan Agreement as amended hereby constitute the legal, valid and binding obligation of the Borrowers and the Guarantor, enforceable against them in accordance with their respective terms; (f) the execution, delivery and performance by the Borrowers, the Guarantor and Prideco of this Amendment No. 8, the other documents and instruments to be executed and delivered in connection herewith by the Borrowers, the Guarantor and Prideco, and the Loan Agreement as amended hereby do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any lien upon the property of the Borrowers, the Guarantor or Prideco by reason of the terms of (1) the Note Purchase Agreement or the Indenture; (2) any other contract, mortgage, lien, lease, agreement, indenture or instrument to which the Borrowers, the Guarantor or Prideco is a party or which is binding upon it, except for such breach or default as would not materially and adversely affect the business, condition (financial or otherwise), results of operations or properties of the Guarantor and its Subsidiaries, taken as a whole; (3) any requirement of law applicable to the Borrowers, the Guarantor or Prideco; or (4) the Certificate or Articles of Incorporation or By-Laws of the Borrowers, the Guarantor or Prideco; (g) each of the representations and warranties made by the Borrowers in the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (except to the extent that any of those representations and warranties are expressly limited to an earlier date); and
(h) no event has occurred and is continuing which constitutes a Default or an Event of Default.

                 9. This Amendment No. 8, and the amendments provided for herein, shall be effective as of the date first above written upon the satisfaction of the following conditions precedent:

                 (a) The Lender shall have received a copy of this Amendment No. 8 duly executed by the Borrowers and the Guarantor;

                 (b) Prideco shall have executed and delivered to the Lender the Confirmation of Loan Documents set forth below;

                 (c) The representations and warranties contained herein, in the Loan Agreement and in all other Loan Documents shall be true and correct in all material respects both as of the date hereof and immediately after giving effect to this Amendment (except to the extent that any of those representations and warranties are expressly limited to an earlier date);

                 (d) No Default or Event of Default shall have occurred and be existing either before or immediately after giving effect to this Amendment No. 8;

                 (e) The Lender shall have received a copy of the resolutions (in form and substance reasonably satisfactory to the Lender) of the Board of Directors of each of the Borrowers, the Guarantor and Prideco authorizing (i) the execution, delivery and performance of this Amendment No. 8, the documents referred to herein, and the other Loan Documents contemplated hereby and thereby, and the Loan Agreement as amended hereby, and (ii) the consummation





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         of the transactions contemplated hereby and thereby (including, without limitation, the extension of the term of the Loan Agreement, the increase in the Maximum Amount of the Facility and the increase in Grant's Inventory sublimit), all certified by the Secretary or an Assistant Secretary of each Borrower, the Guarantor and Prideco on the date hereof. Each such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificate; and

                 (f) The Lender shall have received an opinion of Messrs. Fulbright & Jaworski, counsel to the Borrowers, the Guarantor and Prideco, in form and substance satisfactory to the Lender, with respect to the execution, delivery and enforceability of this Amendment No. 8 and the Loan Agreement as amended hereby, and covering such other matters related thereto as the Lender shall reasonably require.

                 10. Except as expressly modified and amended hereby, the Loan Agreement is ratified and confirmed in all respects.

                 11. THIS AMENDMENT NO. 8 SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 12. This Amendment No. 8 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment No. 8.

                 13. This Amendment No. 8 constitutes a modification and amendment of the existing Loan Agreement and is not a new loan agreement.





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                 IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment No. 8 to be executed by their officers thereunto duly authorized as of the date first above written.


                                   EVI-HIGHLAND PUMP COMPANY

                                   By:  /s/ John C. Coble
                                      -------------------------------
                                      Name:  John C. Coble
                                      Title:  Executive Vice President


                                   GRANT PRIDECO, INC.

                                   By:  /s/ John C. Coble
                                      -------------------------------
                                      Name:  John C. Coble
                                      Title:  Executive Vice President


                                   MALLARD BAY DRILLING, INC.

                                   By:  /s/ John C. Coble
                                      -------------------------------
                                      Name:  John C. Coble
                                      Title:  Executive Vice President


                                   ENERGY VENTURES, INC.

                                   By:  /s/ John C. Coble
                                      -------------------------------
                                      Name:  John C. Coble
                                      Title:  Executive Vice President


                                   TRANSAMERICA BUSINESS CREDIT
                                            CORPORATION

                                   By:  /s/ Sara V. Traberman
                                      -------------------------------
                                      Name:  Sara V. Traberman
                                      Title:  Vice President






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